SUB-ITEM 77Q1

         The Declaration of Trust was Amended and Restated August 12, 2003 and is contained in Post-Effective Amendment No. 35 to the Registration Statement for MFS Series Trust III ((File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

         An Amendment, dated August 15, 200, to the Amended and Restated Declaration of Trust is contained in Post-Effective Amendment No. 35 to the Registration Statement for MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

         The Amended and Restated Master By-Laws, dated January 1, 2002, as revised January 15, 2004 for MFS Series Trust III are contained in Post-Effective Amendment No. 21 to the Registration Statement for MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission on January 28, 2004, under Rule 485(a) under the Securities Act of 1933. Such document is incorporated herein by reference.